Exhibit 24-B


                                POWER OF ATTORNEY


         KNOW ALL BY THESE PRESENTS, that the undersigned director of GPU, Inc. hereby constitutes and appoints each of I.H. Jolles, J.G. Graham and T.G. Howson his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign all or any amendments (including post-effective amendments) of and supplements to the registration statement on Form S-3 (SEC Registration No. 333-10485) relating to the issuance and sale of up to 7 million shares of additional common stock and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as GPU, Inc. itself might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.



Dated:  December 17, 1997                                     /s/ B.S. Townsend
                                                              -----------------
                                                              B.S. Townsend